SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 7, 2006
(Date of earliest event reported)

NAVTECH, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-15362	11-2883366
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2340 Garden Road, Suite 102, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (519) 747-9883

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 7, 2006, Francoise Macq was appointed by the sitting members of the Board of Directors of Navtech, Inc. (the “Company”) to fill an existing vacancy on the Board. Ms. Macq serves as a consultant to, and board member of, Externalis S.A., a Belgian investment holding company, whose controlling shareholder is Alain Mallart. Mr. Mallart is a principal shareholder of the Company. Among his beneficial holdings are 400,000 shares of Series A Convertible Participating Preferred Stock and 25,000 warrants for the purchase of shares of Common Stock, which securities were acquired by Externalis from the Company in November 2005 for a purchase price of $1,000,000. Ms. Macq was appointed to the Board of Directors of the Company following a request for Board representation made by Externalis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTECH, INC.

Date: June 13, 2006	By:	/s/ David Strucke
David Strucke
President and Chief Executive Officer